                                                                     Exhibit (p)

                               PURCHASE AGREEMENT

          Purchase Agreement dated August 7, 2003 between Flaherty & Crumrine/Claymore Total Return Fund Incorporated, a corporation organized under the laws of the State of Maryland (the "Fund"), and Flaherty & Crumrine Incorporated ("F&C").

          WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund proposes to issue and sell shares of its common stock, par value $.01 per share (the "Common Stock"), to the public pursuant to a Registration Statement on Form N-2 (the "Registration Statement") filed with the Securities and Exchange Commission; and

          WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its securities.

          NOW, THEREFORE, the Fund and F&C agree as follows:

          1. The Fund offers to sell to F&C, and F&C agrees to purchase from the Fund, 4,198 shares of Common Stock at a price of $23.825 per share (the "Shares") on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

          2. F&C represents and warrants to the Fund that F&C is acquiring the Shares for investment purposes only and that the Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from those registration requirements.

          3. F&C's right under this Purchase Agreement to purchase the Shares is not assignable.

          IN WITNESS WHEREOF, the Fund and F&C have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

                                   FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN
                                   FUND INCORPORATED

                                   By: /s/ Donald F. Crumrine
                                       ----------------------
                                   Name: Donald F. Crumrine
                                   Title: Chief Executive Officer

ATTEST:

/s/ Peter C. Stimes
-------------------
Name: Peter C. Stimes
Title: Vice President and Treasurer

                                   FLAHERTY & CRUMRINE INCORPORATED

                                   By: /s/ Robert M. Ettinger
                                       ----------------------
                                   Name: Robert M. Ettinger
                                   Title: President

ATTEST:

/s/ Peter C. Stimes
-------------------
Name: Peter C. Stimes
Title: Vice President and Treasurer